EXHIBIT L
AGREEMENT OF JOINT FILING
     In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the common stock of Ramtron International Corporation and that this Agreement be included as an Exhibit to such filing.
     This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of November 3, 2006.

INFINEON TECHNOLOGIES AG

By:	/S/ Horst Meyer
Name:	Horst Meyer
Title:	Corporate Legal Counsel

By:	/S/ Cornelius Simons
Name:	Cornelius Simons
Title:	Corp. Legal Counsel

QIMONDA AG

By:	/S/ Nicole Lau
Name:	Nicole Lau
Title:	Corporate Legal Counsel

By:	/S/ Florian Boegel
Name:	Florian Boegel
Title:	Corp. Legal Counsel